Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bilibili Inc. of our report dated April 25, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bilibili Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China
October 3, 2022